UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 19, 2014 (March 14, 2014)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

See the disclosure in Item 2.03 below which is incorporated by reference herein.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 14, 2014, Rite Aid Corporation (“Rite Aid”) amended and restated the credit agreement (the “Restated Credit Agreement”) governing its senior secured credit facility, pursuant to which Rite Aid prepaid the outstanding Tranche 6 Term Loan under its senior secured credit facility with the proceeds of a new $1.152 billion Tranche 7 Term Loan.  The Tranche 7 Term Loan matures on February 21, 2020.

At Rite Aid’s option, the Tranche 7 Term Loan bears interest at a rate per annum equal to either (a) adjusted LIBOR (with a LIBOR floor of 0.75% per annum) plus 2.75% or (b) the greater of (x) Citibank’s base rate, (y) the federal funds rate plus 0.50% and (z) the adjusted LIBOR for a one-month interest period plus 1.00%, in each case, with a floor of 2.00% per annum and plus 1.75%.  The Tranche 7 Term Loan is guaranteed by the subsidiary guarantors that guarantee Rite Aid’s indebtedness under the senior secured credit facility and its outstanding guaranteed notes. Rite Aid must make mandatory prepayments of the Tranche 7 Term Loan (on a pro rata basis with any other term loan under its senior secured credit facility and other senior obligations that require the sharing of such prepayments) with the proceeds of asset dispositions and casualty events (subject to certain limitations). Rite Aid is also required to make mandatory prepayments of the Tranche 7 Term Loan (on a pro rata basis with any other term loans under its senior secured credit facility) with a portion of any excess cash flow generated by Rite Aid (if certain minimum leverage ratio targets are not met) and with the proceeds of certain issuances of equity and debt (subject to certain exceptions). If at any time the total credit exposure outstanding under Rite Aid’s senior secured credit facility and the principal amount of Rite Aid’s other senior obligations exceeds the borrowing base, Rite Aid will be required to make certain other mandatory prepayments to eliminate such shortfall.

The Tranche 7 Term Loan contains customary covenants that place restrictions on, among other things, the incurrence of debt, granting of liens, payment of dividends, sales of assets and mergers and acquisitions. The Tranche 7 Term Loan contains customary events of default and is subject to a 1.0% prepayment fee in the event it is prepaid on or prior to September 14, 2014, with the proceeds of a substantially concurrent incurrence of new loans or other indebtedness incurred for the primary purpose of repaying, refinancing or replacing the Tranche 7 Term Loan.

A copy of the Restated Credit Agreement, dated as of March 14, 2014, is attached hereto as Exhibit 10.1 and  incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1.                     Amended and Restated Credit Agreement, dated as of June 27, 2001, as amended and restated as of March 14, 2014, among Rite Aid Corporation, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: March 19, 2014	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary